Exhibit 2

VOCE CATALYST PARTNERS LP, VOCE CAPITAL MANAGEMENT LLC, VOCE CAPITAL LLC, AND J. DANIEL PLANTS (COLLECTIVELY, “VOCE”), AND RICHARD G. D’AUTEUIL, JR. AND JOSEPH E. WHITTERS (TOGETHER WITH VOCE, THE “PARTICIPANTS”) INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS’ SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF AIR METHODS CORPORATION (THE “COMPANY”) FOR USE AT THE COMPANY’S 2016 ANNUAL MEETING OF STOCKHOLDERS (THE “PROXY SOLICITATION”). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV/.

PARTICIPANTS:

The participants in this solicitation of proxies from the stockholders of Air Methods Corporation (the “Company”) in connection with the Company’s 2016 annual meeting of stockholders are anticipated to be: (i) Voce Catalyst Partners LP (“Voce Catalyst Partners”); (ii) Voce Capital Management LLC (“Voce Capital Management”); (iii) Voce Capital LLC (“Voce Capital LLC”); (iv) J. Daniel Plants, sole Managing Member of Voce Capital LLC (“Mr. Plants,” and together with Voce Catalyst Partners, Voce Capital Management, and Voce Capital LLC, “Voce”), (v) Richard G. D’Auteuil, Jr. (“Mr. D’Auteuil”), and (vi) Joseph E. Whitters (“Mr. Whitters,” and together with Mr. D’Auteuil, the “Nominees;” the entities and individuals listed in this paragraph, each a “Participant” and, collectively, the “Participants”).

BENEFICIAL OWNERSHIP OF SHARES:

As of the close of business on February 18, 2016, the Participants may be deemed to beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), in the aggregate, 1,105,377 shares of common stock, par value $0.06 per share, of the Company (the “Common Stock”). The 1,092,377 shares of Common Stock beneficially owned by Voce including the 100 shares of Common Stock owned by Voce Catalyst Partners in record name, may be deemed to be beneficially owned as follows: (a) 1,092,377 shares of Common Stock may be deemed to be beneficially owned by Voce Capital Management, by virtue of it being the investment advisor to certain investment funds, including Voce Catalyst Partners’; (b) 1,092,377 shares of Common Stock may be deemed to be beneficially owned by Voce Capital LLC, by virtue of it being the general partner of Voce Catalyst Partners; and (c) 1,092,377 shares of Common Stock may be deemed to be beneficially owned by Mr. Plants by virtue of him being the sole managing member of Voce Capital LLC and the Managing Partner of Voce Capital Management. In addition, Mr. D’Auteuil and Mr. Whitters beneficially own 5,000 and 8,000 shares of Common Stock, respectively.